UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2005

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On June 24, 2005, The Goodyear Tire & Rubber Company ("Goodyear") sent a notice to its executive officers and directors informing them that a blackout period with respect to The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees, The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees, and the Goodyear Dunlop Tires North America, Ltd. Savings Plan for Bargaining Unit employees (collectively, the "401(k) Plans") will begin as of the close of market on July 22, 2005 and end during the week of August 7, 2005. A copy of the notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The blackout period is being implemented in connection with the change of the recordkeeper of the 401(k) Plans. This transition will temporarily prevent participants in the 401(k) Plans from engaging in transactions in Goodyear common stock in their individual accounts under the 401(k) Plans.

During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the 401(k) blackout period by contacting Michael Peterson, Attorney, in writing, at The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio, 44316-0001.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1. Notice to Directors and Executive Officers of The Goodyear Tire & Rubber Company, dated June 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

June 24, 2005	By:	C. Thomas Harvie

Name: C. Thomas Harvie
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Officers of The Goodyear Tire & Rubber Company